Exhibit 10.2

ESCROW AGREEMENT

DATED OCTOBER 3, 2011

AMONG

AVIS BUDGET GROUP, INC.

as Parent

and

AE ESCROW CORPORATION

as Issuer

and

MORGAN STANLEY & CO. LLC

as Representative of the Initial Purchasers

and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Escrow Agent

and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Trustee

Schedules

1. Form of Payment Instruction	25
Call-back Contacts	28
3. Payment Routing Instruction re Escrow Accounts	29
Signatories	31

THIS ESCROW AGREEMENT (this “Agreement”) is dated October 3, 2011.

AMONG:

(1)	AVIS BUDGET GROUP, INC., a company organized and existing under the laws of Delaware (“Parent”);

(2)	AE ESCROW CORPORATION, a company organized and existing under the laws of Delaware (“Issuer”);

(3)	MORGAN STANLEY & CO. LLC a limited liability company organized and existing under the laws of the State of Delaware whose office is 1585 Broadway, New York, New York 10036, USA (“Representative”);

(4)	THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK (in such capacity, the “Escrow Agent”); and

(5)	THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK (in such capacity, the “Trustee”).

WHEREAS:

Parent and Issuer are parties to a Purchase Agreement (the “Purchase Agreement”), dated  September 21, 2011, pursuant to which the Issuer will issue and sell to the Initial Purchasers (as defined in the Purchase Agreement) $250,000,000 aggregate principal amount of its 9.75% Senior Notes due 2020 (the “Notes”);

Issuer and the Trustee have entered into an Indenture, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer is issuing the Notes on the date hereof;

Pursuant to the Purchase Agreement and the Indenture, the Issuer is required on the Closing Date (as defined below) to deposit the Escrow Amount (as defined below), which shall be sufficient to provide funds to pay the Special Mandatory Redemption Price (as defined in the Indenture) in the event the Notes are required to be redeemed by the Issuer pursuant to the Special Mandatory Redemption (as defined in the Indenture) requirements of the Indenture and the Notes, with the Escrow Agent to be held by the Escrow Agent for the benefit of the Trustee and the holders of the Notes (the “Holders”) in the event that the Notes are to be redeemed pursuant to the Special Mandatory Redemption (the obligations of the Issuer to the Trustee, the Holders and the Initial Purchasers in such an event, the “Obligations”) and for release to the Issuer (or Avis Budget Car Rental, LLC as successor to the Issuer (together with the Issuer, the “Company”)) and the Initial Purchasers if the conditions to such release as provided herein are satisfied;

NOW, THEREFORE:

In consideration of the promises herein contained, and in order to induce the Holders to purchase the Notes, the Parent, the Issuer and the Escrow Agent hereby agree, for the benefit of the Trustee and for the benefit of the Holders of the Notes and the Initial Purchasers, as follows:

1.	INTERPRETATION

1.1.	Definitions

“Authorized Representative” means a person named in Part 1 of Schedule 2 (Authorized Representatives), as amended pursuant to Clause 5.2.

“Business Day” means a day on which banks, including but not limited to the Escrow Agent, are open for normal business in New York City (when used in respect of the US Escrow Account) and London, England (when used in respect of the UK Escrow Account).

“Call-back Contact” means a person named in Part 2 of Schedule 2 (Call-back Contacts), as amended pursuant to Clause 5.2.

“Designated Exchange Rate” has the meaning set forth on Schedule 4  hereto.

“Escrow Account” has the meaning set out in Clause 3.1.

“Escrow Amount” has the meaning set out in Clause 4.1.

“Fixed Exchange Rate” has the meaning set forth on Schedule 4 hereto.

“Force Majeure Event” means any event (including but not limited to an act of God, fire, epidemic, explosion, floods, earthquakes, typhoons; riot, civil commotion or unrest, insurrection terrorism, war, strikes or lockouts; nationalisation, expropriation or other related governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; and breakdown, failure or malfunction of any telecommunications, computer services or systems, or other cause) beyond the control of any Party which materially restricts or prohibits the performance of the obligations of such Party contemplated by this Agreement.

“FX Shortfall” means, on any date, an amount in US Dollars equal to (x) USD $244,375,000 minus (y) the sum of (i) the US Dollar equivalent of the UK Sterling denominated Transfer Amount that has been deposited in the UK Escrow Account pursuant to the FX Transaction calculated using the Designated Exchange Rate on such date  plus (ii) the sum of the deposits previously made pursuant to Clause 4.2 that are then on deposit in the US Escrow Account.

“FX Transaction” has the meaning  set out in Clause 4.1.

 “Implementation Agreement” means the Implementation Agreement, dated as of June 14, 2011, between Avis Europe plc and AE Consolidation Limited, a wholly-owned subsidiary of Avis Budget Car Rental, LLC, as the same may be amended, provided that such amendments are not, in the aggregate, as determined in good faith by Parent, materially adverse to Avis Budget Car Rental, LLC and its subsidiaries (after giving effect to the acquisition contemplated therein), taken as a whole, or to the holders of the Notes.

“Indenture” means the Indenture, dated October 3, 2011, between AE Escrow Corporation and The Bank of Nova Scotia Trust Company of New York, relating to the 9.75% Senior Notes due 2020, as such Indenture may be amended or supplemented.

“Initial Purchasers” means the several Initial Purchasers listed in Schedule 1 of the Purchase Agreement.

“Initial Purchasers’ Discount” is an aggregate amount equal to $5,625,000.

“Instruction” means any Payment Instruction or any other instruction, communication or direction which the Escrow Agent is entitled to rely on pursuant to and for the purposes of this Agreement.

“KYC Procedures” means the Escrow Agent’s procedures relating to the verification of the identity (including, if applicable, beneficial ownership) and business of its potential and existing clients.

“Party” means a party to this Agreement.

“Payment Business Day” means a day on which banks, including but not limited to the Escrow Agent, are open for normal business in New York City (when used in respect of the US Escrow Account) and London, England (when used in respect of the UK Escrow Account).

“Payment Instruction” has the meaning set out in Clause 5.1(a).

“Purchase Agreement” means the Purchase Agreement dated as of September 21, 2011 among Parent, the Issuer, and Morgan Stanley & Co. LLC, as representative of the several Initial Purchasers listed in Schedule I thereto.

“Resignation Date” has the meaning set out in Clause 8.4.

“Resignation Notice” has the meaning set out in Clause 8.2.

“Transfer Amount” has the meaning set out in Clause 4.1

“Transfer of Proceeds” has the meaning set out in Clause 4.1

“UK Escrow Account” has the meaning set out in Clause 3.1.

“US Escrow Account” has the meaning set out in Clause 3.1.

1.2.	Construction

(a)	the singular includes the plural (and vice versa);

(b)	headings are for convenience only and do not affect the construction of this Agreement;

(c)	references to Clauses and Schedules are to Clauses and Schedules to this Agreement;

(d)	reference to any agreement or document includes amendments and replacements of and supplements to such agreement or document;

(e)	references to any person include successors of such person and its permitted assignees and transferees;

(f)	all references to an account include all replacement accounts for such account; and

(g)	for the avoidance of doubt, the Schedules to this Agreement form part of this Agreement.

2.	APPOINTMENT

2.1.
Parent and Issuer hereby designate and appoint the Escrow Agent as escrow agent and the Escrow Agent accepts such designation and appointment in accordance with and limited to the terms and conditions of this Agreement. The term “Escrow Agent” shall include the Escrow Agent for the time being and all its successors further to the provisions of Clause 8.

2.2.	The obligations of Parent and Issuer under this Agreement shall be joint and several, save that where only one Party is specified to have an obligation, only that Party shall have such obligation.

3.	ESTABLISHMENT OF ESCROW ACCOUNTS

3.1.
The Escrow Agent confirms that it has opened a US Dollar denominated escrow account, the details of which are set out in Clause 3.1(a) below, (the “US Escrow Account”) and a UK Sterling denominated escrow account, the details of which are set out in Clause 3.1(b) below (the “UK Escrow Account” and, together with the US Escrow Account, the “Escrow Accounts”) in the name of the Issuer on the terms of this Agreement:

(a)	The Bank of Nova Scotia New York Agency
ABA# 026-002532
Credit/Adv.: BNST as Escrow Agent for AE Escrow Corporation
Account No.: 03398-14
SWIFT Code: NOSCUSS33
(b)	The Bank of Nova Scotia - London
ABA# 026-002532
Credit/Adv.: BNST as Escrow Agent for AE Escrow Corporation
Account No.: AN20950000
SWIFT Code: NOSCGB22

3.2.	The Escrow Accounts may not go into overdraft.

3.3.	The Escrow Agent shall hold all money forming part of the Escrow Amount as banker (with respect to the UK Escrow Account) subject to the terms of this Agreement.

3.4.
Each of Parent and Issuer undertakes to the Escrow Agent that it will provide to the Escrow Agent all documentation and other information required by the Escrow Agent from time to time in order to comply with all applicable regulations in relation to the Escrow Account forthwith upon request by the Escrow Agent.

3.5.
The Escrow Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Directors of the Federal Reserve System and of any other banking or governmental authority with proper jurisdiction over the Escrow Accounts, as may now or hereafter be in effect.

4.	ESCROW AMOUNT

4.1.	On the date hereof (the “Closing Date”), the Issuer shall cause to be deposited with the Escrow Agent in the US Escrow Account:

(a)	$244,375,000 representing an amount equal to the net proceeds from the offering of the Notes (the “Net Proceeds”);

(b)	$5,625,000 representing the Initial Purchasers’ Discount (together with the Net Proceeds, the “Proceeds”); and

(c)
$4,875,000, representing the amount of interest that would accrue on the Notes from the Closing Date to but excluding December 15, 2011 (the “Interest Deposit” and, together with the Proceeds, the “Escrow Amount”)

in accordance with the payment routing instruction set out in Schedule 3 (Payment Routing Instruction re Escrow Account), provided that, subject to the terms of this Agreement and upon written instruction delivered to the Escrow Agent, at least two (2) Payment Business Days prior to any transfer, from Parent and the Issuer, the Escrow Agent may transfer (the “Transfer of Proceeds”) an amount equal to the total of the Net Proceeds (such amount, the “Transfer Amount”) from the US Escrow Account to the UK Escrow Account, including (and subject to the conditions set forth in Clause 4.2) through the entry by the Issuer into a currency swap or other exchange transaction that deposits the UK Sterling equivalent (calculated using the Fixed Exchange Rate) of the Transfer Amount into the UK Escrow Account and is settled through the release of the Transfer Amount from the U.S. Escrow Account (an “FX Transaction”), prior to the release of the Escrow Amount in accordance with Clause 5, provided further that prior to the Transfer of Proceeds  (or the release of the Transfer Amount for the settlement of an FX Transaction in the event the Transfer of Proceeds is effectuated via an FX Transaction) the Escrow Issuer and Parent shall have (x) entered into such documents, in form and substance reasonably satisfactory to the Escrow Agent, the Trustee and the Representative, as are necessary to maintain a continuously perfected first priority security interest in the Escrow Accounts and an amount equal to the Escrow Amount (whether such amount is on deposit in the US Escrow Account or both the US Escrow Account and the UK Escrow Account) in accordance with Clause 4.4 and (y) delivered to the Trustee and the Initial Purchasers a customary opinion, in form and substance reasonably satisfactory to the Trustee and the Representative, from counsel to Parent and the Issuer to the effect that the security interest in the UK Escrow Account and any portion of the Escrow Amount on deposit in the UK Escrow Account is a perfected security interest for the benefit of the Trustee and for the ratable benefit of the Holders.

4.2.	The Transfer of Proceeds may only be effectuated pursuant to a FX Transaction as described in Clause 4.1 if:

(a)	The Issuer is the party, pursuant to the contract governing the FX Transaction (which contract shall be guaranteed by Parent), effectuating such currency swap or exchange transaction; and

(b)
(i) On the day of the Transfer of Proceeds, the Issuer shall deposit and Parent shall cause the Issuer to deposit into the US Escrow Account, prior to or concurrently with the Transfer of Proceeds, any FX Shortfall that may exist calculated using the Designated Exchange Rate in effect at the opening of business on the day of the Transfer of Proceeds and (ii) beginning on the Business Day following the day the Transfer of Proceeds is effectuated and until the release of the Escrow Amount from the Escrow Accounts pursuant to Clause 5.1, the Issuer shall deposit and Parent shall cause the Issuer to deposit into the US Escrow Account on a daily basis, on the next subsequent Business Day, any FX Shortfall that may exist calculated using the Designated Exchange Rate in effect at the opening of business on the date the deposit is required to be made. For the avoidance of doubt, the Issuer shall not be required to make any deposit into the US Escrow Account pursuant to this Clause 4.2(c) on a day that the FX Shortfall is an amount equal to zero or less than zero.

4.3.
All further amounts deposited and held in the Escrow Accounts, including all FX Shortfall deposits and all interest accrued thereon and credited to the Escrow Accounts from time to time (but subject to Clause 5.7) shall be deemed to form part of the Escrow Amount; provided, that, for the avoidance of doubt, to the extent at any time the sum of the amounts in the US Escrow Account and the US Dollar equivalent of the amounts in the UK Escrow Account (calculated using the Designated Exchange Rate on such day) at such time exceed the total of the Proceeds and the Interest Deposit, neither the Holders, the Initial Purchasers nor the Trustee shall have any remedies pursuant to Section 9 hereof with respect to such excess.

4.4.	The Escrow Amount will not bear interest.

4.5.
It is the intention of the parties hereto that this Escrow Agreement create a true escrow, and the Issuer have no ownership of, or rights in, the Escrow Accounts or the Escrow Amount other than the limited contractual right to receive the Escrow Amount under the circumstances specified in Clause 5.1a hereof. If, notwithstanding the intention of the parties set forth in the foregoing sentence, the Issuer is determined to have any interest in any of the Escrow Accounts or the Escrow Amount, the Issuer hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders and, solely with respect to the Initial Purchasers’ Discount (but only to the extent payable hereunder and under the Purchase Agreement), the Initial Purchasers, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders and the Initial Purchasers, as applicable, a continuing first priority security interest in and to all of the Issuer’s right, title and interest in the Escrow Accounts and the Escrow Amount as security for the due and punctual payment when due and punctual performance of all amounts that may be payable by the Issuer from time to time under the Indenture and the Notes (including the Special Mandatory Redemption Price (as defined in the Indenture), and any interest accruing after commencement of any bankruptcy or insolvency proceeding against the Issuer whether or not allowed in such proceeding), now or hereafter arising,.  The security interest of the Trustee shall at all times be valid, perfected and enforceable as a first priority security interest by the Trustee against the Issuer and all third parties in accordance with the terms of this Agreement.

5.	OPERATING/RELEASE PROCEDURE

5.1.	Operating and release procedures of the Escrow Amount shall be as follows:

(a)
Subject to Clauses 5.4 to 5.8 and 6, the Escrow Agent shall release an aggregate amount equal to the Escrow Amount from the Escrow Accounts in full for the benefit of the Issuer (or its successors) in accordance with and upon receipt of (i) a payment instruction (as described below), (ii) an officers’ certificate substantially in the form set out in Schedule 1-A (the “First Officers’ Certificate”) signed by an Authorized Representative of each of Parent and Issuer and (iii) an Officers’ Certificate substantially in the form set out in Schedule 1-B (the “Second Officers’ Certificate”) signed by an Authorized Representative of each of Parent and Issuer (together with the First Officers’ Certificate, the “Officers’ Certificates”), provided that (w) the First Officers’ Certificate shall be given to the Escrow Agent two (2) Payment Business Days before the date of release of the Escrow Amount; (x) the Second Officers’ Certificate shall be given on the date of the release of the Escrow Amount; and (y) the Escrow Agent shall only be required to release the Escrow Amount on a Payment Business Day and if the Initial Purchasers’ Discount shall be paid to the Representative on or prior to the release of the Escrow Amount pursuant to this Clause 5.1(a).  The payment instruction shall be substantially in the form set out in Schedule 1-C (Form of Payment Instruction) (a “Payment Instruction”) signed by an Authorized Representative of each of Parent and Issuer and delivered simultaneously with the First Officers’ Certificate, directing the Escrow Agent to release the Escrow Amount in full as set forth therein, provided that if prior to the delivery of the Second Officers’ Certificate the Parent has paid, or caused to be paid, the amount of the Initial Purchasers’ Discount to the Representative as provided in the Payment Instructions from funds that are not part of the Escrow Amount and such payment has been confirmed to the Escrow Agent in writing by the Representative, the amount of the Initial Purchasers’ Discount held in the US Escrow Account shall be paid to the Parent as soon as possible after the release of funds from the Escrow Accounts pursuant to this Clause 5.1(a). The Representative shall promptly notify the Escrow Agent in writing upon receipt of the Initial Purchasers’ Discount from or on behalf of the Issuer or Parent.

(b)
If, (i) by 12:00 p.m. local time in the City of New York on December 13, 2011 (such date, the “Expiration Date”), the Escrow Agent shall not have received the Officers’ Certificates; or (ii) on or prior to the Expiration Date, the Issuer shall have notified the Escrow Agent in writing that the Implementation Agreement has been terminated or that the conditions to the release of the Escrow Amount will not be satisfied prior to the Expiration Date; then, in either case, the Escrow Agent shall, without the requirement of any other notice to or action by the Parent, Issuer, the Trustee or any other Person, release the Escrow Amount from the US Escrow Account and the UK Escrow Account to the Trustee (but not in excess of the amount needed to pay the Special Mandatory Redemption Price in US Dollars) and the Escrow Agent shall convert UK Sterling on deposit in the UK Escrow Account into US Dollars (and may engage a financial institution to effect such conversion).  The Trustee shall apply the Escrow Amount in accordance with the terms of Section 417 and Section 1009 of the Indenture to pay the Special Mandatory Redemption Price.

If the Issuer is required to effect the Special Mandatory Redemption contemplated by Section 417 and Section 1009 of the Indenture and for any reason the Escrow Amount (including, without limitation, as a result of movements in exchange rates) is insufficient to pay the Special Mandatory Redemption Price (as defined in the Indenture) to redeem all of the outstanding Notes as provided in the Indenture, the Parent and the Issuer agree to pay to the Trustee, not later than the date of release of the Escrow Amount pursuant to the paragraph above, the amount of funds necessary to permit all outstanding Notes to be redeemed in accordance with the Special Mandatory Redemption provisions in the Indenture.

(c)
The Escrow Agent may also release the Escrow Amount in accordance with a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settlement agreement between the conflicting parties as evidenced in writing. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary,

5.2.
Parent and Issuer undertake to give the Escrow Agent and the Trustee five (5) Business Days’ notice in writing in accordance with Clause 11 of any amendment to their Authorized Representatives or Call-back Contacts giving the details specified in the relevant part of Schedule 2 (Authorized Representatives and Call-back Contacts). Any amendment of the Authorized Representatives or Call-back Contacts of Parent and Issuer shall take effect upon the expiration of such five (5) Business Days’ notice (or such shorter period as agreed by the Escrow Agent in its absolute discretion).

5.3.
Any payment by the Escrow Agent under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable law, rule, regulation, or practice of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization with which the Escrow Agent is bound and/or is accustomed to comply.

5.4.
If the Escrow Agent is required by law, rule, regulation, or practice of any relevant government, government agency, regulatory authority, stock exchange or self regulatory organization with which the Escrow Agent is bound and/or is accustomed to comply to make a deduction or withholding, it will not pay an additional amount in respect of that deduction or withholding to the relevant Party.

5.5.	[Reserved].

5.6.	[Reserved].

5.7.	Except as otherwise provided by Clause 5.1 hereof, so long as the Obligations shall remain unpaid, the Issuer will maintain the Escrow Accounts with the Escrow Agent.

5.8.
Notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Accounts, no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Parent, the Issuer or any other Person, from the Escrow Accounts, except as provided in Clause 5.1 hereof.

5.9.
The U.S. Escrow Account shall be established and maintained as a securities account (as defined in Section 8-501 of the Uniform Commercial Code as in effect from time to time in the State of New York (“UCC”)) and the State of New York shall be the security intermediary’s jurisdiction for purposes of Section 8-110 of the UCC.

5.10.
Notwithstanding any other provision hereof, upon the release of the Escrow Amount pursuant to Clause 5.1 hereof, the security interest of the Trustee for the benefit of the Holders of the Notes and the security interest of the Escrow Agent shall automatically terminate without any further action and the Escrow Amount shall be delivered to the recipient entitled thereto pursuant to Clause 5.1 free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the Holders of the Notes.

6.	ESCROW AGENT

6.1.	To induce the Escrow Agent to act hereunder, it is further agreed by each of Parent and Issuer, the Representative and the Trustee that:

(a)	the Escrow Agent shall not be under any duty to give the Escrow Amount held by it hereunder any greater degree of care than it gives to amounts held in trust for its general banking customers;

(b)
this Agreement expressly sets forth all the duties of the Escrow Agent. The Escrow Agent shall not be bound by (and shall be deemed not to have notice of) the provisions of any other agreement entered into by or involving Parent and Issuer (including the provisions of Clause 12 below) except this Agreement (other than the provisions of Clause 12 below which shall not apply to the Escrow Agent) and any Instruction and no implied duties or obligations of the Escrow Agent shall be read into this Agreement or any Instruction as a result of any such other agreement, whether or not such agreement has been previously disclosed to the Escrow Agent;

(c)	the Escrow Agent is under no duty to ensure that funds withdrawn from the Escrow Accounts are actually applied for the purpose for which they were withdrawn;

(d)
neither the Escrow Agent nor any of its respective officers, employees or agents shall be required to make any distribution (other than of the Escrow Amount) to the extent that the Escrow Amount is insufficient and shall incur no liability whatsoever from any non-distribution in such circumstances;

(e)
Each of Parent and Issuer, the Representative and the Trustee unconditionally agree to the call-back arrangement and the use of any form of telephonic or electronic monitoring or recording by the Escrow Agent according to the Escrow Agent’s standard operating procedures or as the Escrow Agent deems appropriate for security and service purposes, and that such recording may be produced as evidence in any proceedings brought in connection with this Agreement;

(f)
(1)the Escrow Agent shall not be liable to any person or entity including but not limited to any shareholder of Parent for any loss, liability, claim, debts, action, damages or expenses arising out of or in connection with its performance of or its failure to perform any of its obligations under this Agreement save as are caused by its own gross negligence or willful default;

(i)
the Escrow Agent shall not be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any Force Majeure Event or any event if where, in the reasonable opinion of the Escrow Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Escrow Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Escrow Agent is subject;

(ii)
without prejudice to the obligation of the Escrow Agent to transfer all or part of the Escrow Amount in accordance with this Agreement, in the absence of fraud, gross negligence or willful default, the liability of the Escrow Agent hereunder shall be limited to the Escrow Amount; and

(iii)
notwithstanding the foregoing, under no circumstances will the Escrow Agent be liable to any Party for any indirect, incidental or consequential loss or damage (being inter alia, loss of business, goodwill, opportunity or profit) even if advised of such loss or damage;

(g)
Parent and Issuer shall jointly and severally indemnify and keep the Escrow Agent (and, without limitation, its directors, officers, agents and employees) indemnified and hold each of them harmless from and against any and all losses, liabilities, claims, debts, actions, damages, fees and expenses, (including fees and disbursements of professional advisers (including lawyers)), arising out of or in connection with the Escrow Agent’s performance of its obligations under this Agreement, including as a result of the Escrow Agent’s appointment under this Agreement, save as are caused by its own fraud, gross negligence or willful default.

(h)	Without prejudice to Clause 6.1(i), the Escrow Agent shall not be obliged to make any payment or otherwise to act on any Instruction provided to it under this Agreement if it is unable:

(i)	to verify any signature pursuant to any request or Instruction against the specimen signature provided for the relevant Authorized Representative hereunder; and

(ii)	to validate the authenticity of the request by telephoning a Call-back Contact who has not executed the relevant request or Instruction as an Authorized Representative of the relevant Party;

(i)
the Escrow Agent shall be entitled to rely upon any order, judgment, decree, certification, demand, notice or other written instrument (including any Instruction or any requirement and/or request for information delivered by a party referred to in Clause 6.2 below) delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the validity of the service thereof.  The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(j)
Parent and the Issuer acknowledge that the Escrow Agent is authorized to rely conclusively upon any Instructions received by any means agreed hereunder or otherwise agreed by all parties hereto. In furtherance of the foregoing:

(i)
without prejudice to Clause 6.1(m), the Escrow Agent may rely and act upon an Instruction if it reasonably believes it contains sufficient information and has emanated from the Authorized Representative in which case, if it acts in good faith on such Instructions, such Instructions shall be binding on each Party (as the case may be) and the Escrow Agent shall not be liable for doing so. The Escrow Agent is not responsible for errors or omissions made by Parent or Issuer resulting from fraud or the duplication of any Instruction by Parent or Issuer;

(ii)
notwithstanding any other provision hereof, the Escrow Agent shall have the right to refuse to act on any Instruction where it reasonably doubts its contents, authorization, origination or compliance with this Agreement and will promptly notify each of Parent and Issuer, the Representative and the Trustee of its decision;

(iii)
if Parent and/or Issuer informs the Escrow Agent that it wishes to recall, cancel or amend an Instruction, the Escrow Agent is not obliged but will use its reasonable efforts to comply to the extent it is practicable to do so before the release or transfer of the Escrow Amount. Subject to item (ii) above, any such recall, cancellation or amendment to the Instructions acted upon by the Escrow Agent shall be binding on the party who issues such Instructions; and

(iv)
all Instructions to the Escrow Agent shall be sent in accordance with Clause 11. Parent and Issuer expressly acknowledge that they are fully aware of and agree to accept the risks of error, security and privacy issues and fraudulent activities associated with transmitting Instructions through facsimile or any other means requiring manual intervention, except for any such risks resulting from the Escrow Agent’s fraud, gross negligence or willful default;

(k)
the Escrow Agent may consult lawyers or other appropriate professional advisers over any question as to the provisions of this Agreement or its duties. The Escrow Agent shall have no liability for any action subsequently taken by it in accordance with the advice of its lawyers or other professional advisers with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice;

(l)
this paragraph (1), paragraph (f), paragraph (g), paragraph (i) and paragraph (j), above, shall survive notwithstanding any termination of this Agreement or the resignation or replacement of the Escrow Agent;

(m)
the Escrow Agent shall have no responsibility for the accuracy or appropriateness of the contents of any ruling (including the merits of such ruling) of arbitrators or any third party contemplated in any other document to which each of Parent and Issuer, the Representative or the Trustee are party as a means to resolve disputes and may rely without any liability upon the contents;

(n)
The Escrow Agent shall be entitled to refuse to act and to retain the Escrow Amount until required to release it in accordance with Clause 5.1 or until the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses, liabilities, claims, debts, actions, damages, fees and expenses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem necessary. The reasonable costs and reasonable out-of-pocket expenses (including reasonable lawyers’ fees and expenses) incurred in connection with such proceeding shall be paid by the Parent and Issuer;

(o)
no printed or other matter in any language (including without limitation prospectuses, offering memoranda, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be publicly issued by Parent, Issuer or on their behalf other than in an offering memoranda relating to the Notes unless the Escrow Agent shall first have given its express written consent thereto; and

(p)	except to the extent provided otherwise under any applicable law, in the absence of assignment of the Escrow Agent’s obligations hereunder to any of its affiliates:

(i)	the obligations and duties of the Escrow Agent are binding only on the Escrow Agent and are not obligations or duties of any affiliate of the Escrow Agent; and

(ii)
the rights of Parent and Issuer with respect to the Escrow Agent extend only to such Escrow Agent and, except to the extent required under any applicable law, do not extend to any affiliate of the Escrow Agent.

6.2.
The Escrow Agent will treat information relating to each Party as confidential, but (unless consent is prohibited by law) Parent and Issuer consent to the transfer and disclosure by the Escrow Agent of any information relating to each Party to and between branches, subsidiaries, representative offices, affiliates and agents of the Escrow Agent and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of any service contemplated hereunder. The Escrow Agent and any branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information to a third party only as is required by any court, legal process or banking, regulatory or examining authority (whether governmental or otherwise) including any auditor of a Party.

6.3.
Any statement or report provided by the Escrow Agent on a regular basis in respect of the Escrow Accounts or any transactions or transfers of the Escrow Amount shall be deemed to be correct and final upon receipt thereof by each Party unless such Party notifies the Escrow Agent in writing to the contrary within thirty (30) calendar days from the date of such statement or report.

6.4.
For the purposes of the contacts between the Parties via telephone, each of Parent, Issuer, the Company, Representative, and the Trustee shall provide the list of Call-back Contacts as specified in Part 2 of Schedule 2 (the “Call-back Contacts”). Each Party referenced in this paragraph acknowledges and accepts the risks associated with any appointment of the same person(s) to act as their respective Authorized Representative and Call-back Contact. Parent and Issuer further acknowledge and agree that the Escrow Agent may rely upon the confirmations or responses of anyone purporting to be the Call-back Contact in answering the telephone call-back of such Escrow Agent and that such Party shall assume all risks and losses (if any) resulting from such confirmations or responses.

7.	REPRESENTATIONS AND WARRANTIES

7.1.

(a)	Each of Parent and Issuer represent and warrant to the Escrow Agent that:

(i)	it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and is not subject to any insolvency procedure;

(ii)
it has the power to enter into and perform its obligations under this Agreement which constitutes its legally binding and enforceable obligations, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or law) relating to enforceability;

(iii)	this Agreement and the underlying transaction to which it relates will not conflict in any material respect with:

(a)	any applicable law or regulation or any official or judicial order or control; or

(b)	its constitutional documents; or

(c)	any material agreement to which it is a party or which is binding upon it or its assets;

(iv)	neither it nor any of its assets enjoys a right of immunity from set off, proceedings or execution in respect of its obligations under this Agreement and each Instruction;

(v)
all governmental and other consents and/or approvals that are required to have been obtained by it with respect to this Agreement or payments under it, have been obtained and are in full force and effect and all conditions of any such consents and/or approval have been (or as applicable will be) complied with.

(b)	The Escrow Agent represents and warrants to the Issuer and Parent that

(i)	it has all power and authority to act as a securities intermediary, as defined in Section 8-102 of the U.C.C.;

(ii)
it has the power to enter into and perform its obligations under this Agreement which constitutes its legally binding and enforceable obligations, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or law) relating to enforceability;

(iii)	this Agreement will not conflict in any material respect with

(a)	any applicable law or regulation or any official or judicial order, in each case applicable to it; or

(b)	its constitutional documents; or

(c)	any material agreement to which it is a party or which is binding upon it or its assets; and

(iv)
there are no legal or governmental proceedings pending or, to the best of its knowledge, threatened, to which the Escrow Agent or any of its subsidiaries is a party or to which any of the properties of the Escrow Agent or any such subsidiary is subject that would materially adversely affect the power or ability of the Escrow Agent to perform its respective obligations under this Agreement.

7.2.
Each of Parent and Issuer undertakes not to supply to the Escrow Agent any personal data or sensitive data, whether relating to such party, its personnel, customers or other data subjects, except to the extent that Parent and Issuer is required to provide such information necessary in order to comply with requests for information made by the Escrow Agent pursuant to its KYC Procedures. The Escrow Agent will process such information for the purpose of carrying out its KYC Procedures and will keep it secure and confidential.

8.	REPLACEMENT OF ESCROW AGENT

8.1.
Subject to Clause 8.4, each of Parent, Issuer and the Trustee, acting together, may at any time replace the Escrow Agent by giving (a) written notice in accordance with Clause 11 to such effect; and (b) details of such replacement including the account details of such replacement to the Escrow Agent. Within thirty (30) calendar days of receipt of such notice and details, the Escrow Agent shall transfer the Escrow Amount to such replacement at the account details provided in accordance with this Clause 8.1.

8.2.
Subject to Clause 8.4, the Escrow Agent may at any time resign for any reason by giving written notice (a “Resignation Notice”) to such effect to each of Parent, Issuer and the Trustee. On receipt of a Resignation Notice from the Escrow Agent, each of Parent, Issuer and the Trustee shall appoint a successor escrow agent as soon as practicable and in any event within thirty (30) calendar days of the Resignation Notice by giving (a) written notice in accordance with Clause 11 to such effect; and (b) details of such replacement including the account details of such replacement to the Escrow Agent. Within thirty (30) calendar days of receipt of such notice and details, the Escrow Agent shall transfer the Escrow Amount to such replacement at the account details provided in accordance with this Clause 8.2.

8.3.	If thirty (30) calendar days after the date of deemed receipt of a Resignation Notice a successor escrow agent has not been appointed in accordance with Clause 8.2 above, the Escrow Agent may:

(a)	appoint a successor escrow agent itself and transfer all of the Escrow Amount to that successor escrow agent; or

(b)	petition a court of competent jurisdiction to appoint a successor escrow agent or otherwise direct the Escrow Agent in any way in relation to the Escrow Amount.

Upon its resignation, the Escrow Agent shall transfer the Escrow Amount to the successor escrow agent or to the court of competent jurisdiction or otherwise in accordance with the order of a court of competent jurisdiction.

8.4.	The resignation of the Escrow Agent will take effect on the

 date of the transfer of the Escrow Amount to the successor escrow agent under Clause 8.1, 8.2 or 8.3, as applicable

 (such date being the “Resignation Date”).

8.5.	Any costs (including any transfer or foreign exchange costs) incurred by the Escrow Agent Pursuant to this Clause 8 shall be reimbursed to the Escrow Agent by Parent and Issuer.

8.6.	On transfer of the Escrow Amount in accordance with Clauses 8.1, 8.2 or 8.3 above, the Escrow Agent shall be discharged from all further obligations arising in connection with this Agreement.

9.	REMEDIES UPON EVENT OF DEFAULT.

9.1.
If any Event of Default under Sections 601(i), 601(ii) or 601(viii) of the Indenture (any such Event of Default being referred to in this Agreement as an “Event of Default”), in each case, not cured within 30 days after notice thereof to the Issuer shall have occurred and be continuing:

(a)
The Trustee, Escrow Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Escrow Amount and Escrow Accounts (collectively, the “Collateral”) of a secured party under the UCC. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Escrow Agent, the Escrow Agent, at the written direction of the Trustee, shall, sell or cause the same to be sold at any broker’s board or at a public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem commercially reasonable, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Issuer. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Issuer reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided in Clause 11 hereof at least five (5) days before the time of the sale or disposition. The Trustee, Escrow Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

(b)
Each of the Issuer and Parent further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Clause 9 valid and binding and in compliance with any and all other applicable requirements of law. The Issuer and Parent further agrees that a breach of any of the covenants contained in this Clause 9 will cause irreparable injury to the Trustee, Escrow Agent and the Holders, that the Trustee, Escrow Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Clause 9 shall be specifically enforceable against the Issuer and Parent, and the Issuer and Parent hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

10.	FEES AND EXPENSES

10.1.	Parent and Issuer shall in accordance with Clause 6.1(g) pay to the Escrow Agent:

(a)
all reasonable out-of-pocket expenses incurred by the Escrow Agent in performance of its role under this Agreement (including, but not limited to, all legal fees, stamp and other documentary duties or taxes and expenses incurred in connection with the preparation and negotiation of this Agreement) and/or expenses of any transfers of all or part of the Escrow Amount including but not limited to charges imposed by any banks or other third parties in relation to any such transfer; and

(b)
additional remuneration at the Escrow Agent’s prevailing rate from time to time if (y) the Escrow Agent is required to undertake work which it reasonably considers to be of an extraordinary nature and (z) the Escrow Agent has notified Parent and Issuer of its intention to charge such additional remuneration. The Parties acknowledge that work of an extraordinary nature includes, without limitation,

(i)	involvement in any disputes between the Parties relating to this Agreement or the Escrow Amount;

(ii)	material discussions as to the interpretation of this Agreement or any applicable law or regulation;

(iii)	involvement in or associated with any legal or regulatory proceedings;

(iv)	issues arising out of an insolvency procedure or similar relating either to Parent or Issuer; and

(v)	material amendments to this Agreement or work associated with the review and/or execution of any additional documentation not in the contemplation of all of the Parties at the date of this Agreement.

10.2.
All documented amounts of whatever nature payable to, and recoverable by, the Escrow Agent pursuant to the terms of this Agreement shall be payable without set-off or counterclaim, by Parent and Issuer within ten (10) Business Days of receipt by Parent and Issuer of any invoice of the Escrow Agent. Payment routing details are appended to this Agreement.

11.	NOTICES

11.1.	All communications required pursuant to this Agreement shall be in writing, in English and addressed to the respective party as follows:

(a)	if to Parent or Issuer:

6 Sylvan Way, Parsippany

NJ 07054, United States

Attention:  David Wyshner

Fax:   +1 (973) 496-5080

E-mail:   david.wyshner@avisbudget.com (to which account statements may be sent)

or such other details as Parent and Issuer may notify to each Party not less than five (5) Business Days’ notice.

(b)	if to the Representative:

1585 Broadway

New York, NY 10036

USA

Attention:   Kevin Emerson

Fax:   +1 (212) 507-1042

E-mail:   kevin.emerson@morganstanley.com  (to which account statements may be sent)

or such other details as the Representative may notify to each Party by not less than five (5) Business Days’ notice.

(c)	if to the Escrow Agent:

The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

New York, NY 10006

USA

Attention:     Vice President

Fax:   +1 (212) 225-5436

Email (for general correspondence to the Escrow Agent only; any notice, Instruction, consent or similar communication required by the terms of this Agreement shall only be given in writing delivered in person, by post or by fax): warren_goshine@scotiacapital.com or such other details as the Escrow Agent may notify to each Party by not less than five (5) Business Days’ notice.

(d)	if to the Trustee:

The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

New York, NY 10006

USA

Attention:   Vice President

Fax:   (212) 225-5436

Email:   john_neylan@scotiacapital.com

or such other details as the Trustee may notify to each Party by not less than five (5)Business Days’ notice.

(e)	any Payment Instruction or communication under Clauses 8.1 and 8.2 may only be sent to the Escrow Agent by fax.

(f)	Schedule 2 (Authorized Representatives and Call-back Contacts) or any communication under Clauses 5.2 and 11.3 may only be sent to the Escrow Agent in original form in person or by post.

11.2.	Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(a)	if delivered in person, at the time of delivery;

(b)	if posted, five (5) Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(c)	if by fax when received in legible form; and

(d)	if by e-mail or any other electronic communication (subject to the limitations set out in Clause 11.1(c) above), when received in legible form.

11.3.
A communication given under Clause 11.2 above but received on a non-Business Day, or after close of business on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place.

12.	AGREEMENTS AMONG PARENT, ISSUER AND REPRESENTATIVE

12.1.	Each of Parent and Issuer undertakes to the Trustee, the Escrow Agent and the Representative that, prior to the termination of this Agreement:

(a)
it has not and will not create or permit to arise or subsist any lien, right of set off, amalgamation, combination of accounts or any encumbrance or rights or remedies in respect thereof on or over the Escrow Accounts or the funds standing to the credit thereof  except as expressly contemplated by the terms of this Agreement;

(b)
it has not and will not grant to any person any right to withdraw, withhold or to apply the funds standing to the credit of the Escrow Accounts other than as expressly contemplated by the terms of this Agreement.

13.	GENERAL

13.1.
This Agreement shall be binding upon and inure solely for the benefit of the Parties and their respective successors and assigns. Other than as expressly contemplated in this Agreement, none of the Parties may transfer or assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

13.2.
The Escrow Agent shall not be bound by any modification of this Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by the Escrow Agent, The Escrow Agent may transfer and/or assign any of its rights or obligations under this Agreement to any of its affiliates without the consent of either Parent or Issuer.

13.3.
Terms of this Agreement may only be waived by written consent in accordance with Clause 11 signed by the Party granting the waiver. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision and any extension of time for the performance of any obligation shall not be deemed to be an extension of time for the performance of any other obligation.

13.4.
This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

(a)	Each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

(b)
So far as is permitted by law and except in the ease of fraud, each of Parent and Issuer agrees and acknowledges that its only right and remedy in relation to any representation or warranty made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

14.	GOVERNING LAW AND JURISDICTION

14.1.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.2.
Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each Party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

14.3.
If a provision of this Agreement or Instruction is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement or the respective Instruction, as the case may be.

14.4.
This Agreement and any Instruction may be executed in any number of counterparts, each having the same effect as if the signatures on the counterparts were on a single copy of this Agreement or respective Instruction, as the case may be.

14.5.
Notwithstanding any term of this Agreement, the consent of any third party is not required for any variation (including any release, or compromise of any liability under) or termination of this Agreement, and any such variation, waiver or termination may be made without regard for the interests of any third party. The Parties agree that no third party may rely on this Agreement to any extent whatsoever.

15.	TERMINATION

15.1.
Subject to Clause 6.1(1), this Agreement shall terminate and the Escrow Agent shall be discharged from all duties and liabilities hereunder, only upon such date as the Escrow Agent shall have distributed all of the Escrow Amount pursuant to this Agreement.

15.2.	Upon termination of this Agreement in accordance with Clause 15.1, the Escrow Agent shall promptly close the Escrow Accounts.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1-A

FORM OF OFFICER’S CERTIFICATE

The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

New York, NY 10006

For the attention of Vice President

Fax:           (212) 225-5436

[DATE]

We refer to the agreement dated October 3, 2011 among Avis Budget Group, Inc., AE Escrow Corporation, Morgan Stanley & Co. LLC, as Representative, The Bank of Nova Scotia Trust company of New York, as Trustee and The Bank of Nova Scotia Trust Company of New York, as Escrow Agent (the “Escrow Agreement”).

This Officer’s Certificate is being provided to you in accordance with Clause 5.1(a) of the Escrow Agreement. All terms not defined herein shall have the meaning ascribed to them in the Indenture, dated October 3, 2011, between AE Escrow Corporation and The Bank of Nova Scotia Trust Company of New York, relating to the 9.75% Senior Notes due 2020 issued by AE Escrow Corporation (as amended or supplemented, the “Indenture”).  The undersigned hereby certify, solely in their capacities as [•] of Avis Budget Group, Inc. and as [•] of AE Escrow Corporation, respectively, that, on the date hereof:

1.	the Acquisition by the Company has been consummated in accordance with the Implementation Agreement;

2.
simultaneously with the release of the Escrow Amount, all other consideration to be posted to the shareholders of Avis Europe plc pursuant to the UK Takeover Code will be made available to pay for the Acquisition as contemplated by the Implementation Agreement;

3.	no Default or Event of Default has occurred or is continuing under Sections 601(i), 601(ii) and 601(viii) of the Indenture; and

4.
the Escrow Issuer shall simultaneously merge with and into the Company, the Company and Avis Finance shall simultaneously assume all the obligations of the Escrow Issuer under the Notes and the Indenture and the Guarantors shall simultaneously become parties to the Indenture and issued their Guarantees.

IN WITNESS WHEREOF, I have hereunto signed my name this ___th day of ___________, 2011.

Avis Budget Group, Inc.

By:  __________________________
(Authorised Representative)

And

AE Escrow Corporation

By:  __________________________
(Authorized Representative)

SCHEDULE 1-B

FORM OF OFFICER’S CERTIFICATE

The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

New York, NY 10006

For the attention of Vice President

Fax:           (212) 225-5436

 [DATE]

We refer to the agreement dated October 3, 2011 among Avis Budget Group, Inc., AE Escrow Corporation, Morgan Stanley & Co. LLC, as Representative, The Bank of Nova Scotia Trust company of New York, as Trustee and The Bank of Nova Scotia Trust Company of New York, as Escrow Agent (the “Escrow Agreement”).

This Officer’s Certificate is being provided to you in accordance with Clause 5.1(a) of the Escrow Agreement. All terms not defined herein shall have the meaning ascribed to them in the Escrow Agreement.  The undersigned hereby certify, solely in their capacities as [•] of Avis Budget Group, Inc. and as [•] of AE Escrow Corporation, respectively, that, on the date hereof, all conditions set forth in the First Officers’ Certificate delivered on [    ], 2011 have been satisfied.

IN WITNESS WHEREOF, I have hereunto signed my name this ___th day of ___________, 2011.

Avis Budget Group, Inc.

By:  __________________________
(Authorised Representative)

And

AE Escrow Corporation

By:  __________________________
(Authorized Representative)

SCHEDULE 1-C

FORM OF PAYMENT INSTRUCTION1

The payment contemplated by this Payment Instruction represents the final payment to be made from the Escrow Accounts. The Escrow Accounts are therefore to be closed in accordance with Clause 15.2.

The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza

New York, NY 10006

For the attention of Vice President

Fax:           (212) 225-5436

 [DATE]

Escrow Agreement

We refer to the agreement dated October 3, 2011 between Avis Budget Group, Inc., AE Escrow Corporation and The Bank of Nova Scotia Trust Company of New York, as Escrow Agent (the “Escrow Agreement”). Words and expressions used in this Payment Instruction shall have the same meanings as in the Escrow Agreement.

This Payment Instruction is being provided to you in accordance with Clause 5.1(a) of the Escrow Agreement. You are instructed to pay the following amount from the Escrow Account in the order specified specified below:

[TO BE USED IF INITIAL PURCHASERS’ DISCOUNT IS PAID SIMULTANEOUSLY WITH PAYMENT FOR THE ACQUISITION]

[1. You are hereby instructed to pay to the Representative for the benefit of the Initial Purchasers the Initial Purchasers’ Discount of $5,625,000 to:

(a)	Citibank NA

ABA number (if US Dollars): 021-000-089

(b)	Account Name: Morgan Stanley & Co.

(c)	Account Number: 30539971

(d)	FFC A/C: 088-0770H-0

(e)	Attention: Bryan Smull

Amount:                                FIVE MILLION SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS

Currency:                                USD

1 [To be revised to reflect the Transfer of Proceeds to the UK Escrow Account to the extent it occurs in accordance with the terms of the Escrow Agreement.] [NTD: confirm whether this is still needed]

(f)	[Payment date]

2. You are hereby instructed to pay the balance of the escrowed amount to [Account for Acquisition consideration]:

(g)	[Correspondent Bank]

[SWIFT Code]/[ABA number (if US Dollars)]

(h)	[Account Name]

(i)	[Account Number]

(j)	[Reference, if applicable]

Amount:                                [in words]

Currency:                                [●]

(k)	[Payment date]]

[TO BE USED IF INITIAL PURCHASERS’ DISCOUNT HAS BEEN PAID TO THE INITIAL PURCHASERS PRIOR TO THE DATE OF ESCROW RELEASE PURSUANT TO THE PROVISO OF CLAUSE 5.1(a)]

[1. You are hereby instructed to pay to [    ] [Account for Acquisition consideration]:

(l)	[Correspondent Bank]

[SWIFT Code]/[ABA number (if US Dollars)]

(m)	[Account Name]

(n)	[Account Number]

(o)	[Reference, if applicable]

Amount:                                [in words]

Currency:                                [●]

(p)	[Payment date]]

2. You are hereby instructed to pay the balance of the escrowed amount to [Account of Issuer (or its successor)]:

(q)	[Correspondent Bank]

[SWIFT Code]/[ABA number (if US Dollars)]

(r)	[Account Name]

(s)	[Account Number]

(t)	[Reference, if applicable]

Amount:                                [in words]

Currency:                                [●]

(u)	[Payment date]]

[N.B. This Payment Instruction is to be received by the Escrow Agent by close of business (New York time) two Business Days prior to the value date of the intended payment.]

This Payment Instruction shall be governed by the laws of the State of New York.

Avis Budget Group, Inc.

By:  __________________________
(Authorised Representative)

And

AE Escrow Corporation

By:  __________________________
(Authorized Representative)

SCHEDULE 2

CALL-BACK CONTACTS

Avis Budget Group, Inc.
Name	Position	Telephone number
1. David Wyshner	Executive Vice President and Chief Financial Officer	973-996-7938
2. Rochelle Tarlowe	Treasurer	973-996-5285
3. David Calabria	Assistant Treasurer	973-996-6437
4. Izzy Martins	Chief Accounting Officer	973-996-5285

Representative
Name	Position	Telephone number
I.
2.
3.
4.
Trustee
Name	Position	Telephone number
I.
2.
3.
4.

SCHEDULE 3

PAYMENT ROUTING INSTRUCTION RE ESCROW ACCOUNT[S]

Pay to:                                The Bank of Nova Scotia New York Agency

SWIFT code:                     NOSCUS33

For Account of:                 [●]

SWIFT Code:                     [●]

For Further Credit to:        BNST as Escrow Agent for AE Escrow Corporation

Account Number:              03398-14

Reference:                           [Reference, if applicable]

SCHEDULE 4

EXCHANGE RATES

The Designated Exchange Rate shall be the bid spot rate obtained from the WMR_USDGBP 4pm London fixing page.

The Fixed Exchange Rate shall be 1.62086 US Dollar per 1 UK British Pound.

SIGNATORIES

AVIS BUDGET GROUP, INC.

By: /s/ David B. Wyshner

AE ESCROW CORPORATION

By: /s/ David Calabria

MORGAN STANLEY & CO. LLC

By: /s/ Justin Kotzin

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Escrow Agent

By: /s/ Warren Goshine

Acknowledged and Agreed by:

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

as Trustee

By: /s/ Warren Goshine

APPENDIX

INVOICE PAYMENT DETAILS

US Dollars

Pay to:                                [●]

SWIFT code:                     [●]

For the account of            [●]

Account number:              [●]

For further credit to:         [●]

Account Number:             [●]

IBAN:                                  [●]

Reference:                                Invoice No: [Please quote invoice number]